UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2013
_____________________
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (858) 404-8800
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2013, PriceSmart, Inc. issued a press release regarding the results of operations for the fourth quarter and fiscal year of 2013. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 8.01. Other Events
The Company announced the opening of its sixth warehouse club in Costa Rica, located in La Union, Cartago, which opened on October 18, 2013.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated October 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2013	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated October 30, 2013.

PriceSmart Announces Fourth Quarter and
Fiscal Year Results of Operations and Conference Call;
Opening of a New Warehouse Club in Costa Rica Also Announced

San Diego, CA (October 30, 2013) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the fourth quarter and fiscal year 2013 which ended on August 31, 2013.

For the fourth quarter of fiscal year 2013, net warehouse club sales were $568.0 million, compared to $498.8 million in the fourth quarter of fiscal year 2012. Total revenues for the fourth quarter was $585.4 million, compared to $514.0 million in the prior year. The Company had 31 warehouse clubs in operation at the end of fiscal year 2013 and 29 warehouse clubs in operation as of the end of fiscal year 2012.

Operating income in the fourth quarter of fiscal year 2013 was $33.0 million, compared to operating income of $27.9 million in the fourth quarter of fiscal year 2012.

The Company recorded net income for the fourth quarter of fiscal year 2013 of $20.8 million or $0.69 per diluted share, compared to net income of $17.7 million or $0.58 per diluted share in the fourth quarter of fiscal year 2012.

Net warehouse club sales increased 12.0% to $2.2 billion during fiscal year 2013, compared to $2.0 billion in the prior year, and total revenues for fiscal year 2013 increased 12.5% to $2.3 billion from $2.0 billion in fiscal year 2012. For fiscal year 2013, the Company recorded operating income of $127.9 million and net income of $84.3 million, or $2.78 per diluted share. For fiscal year 2012, the Company recorded operating income of $107.9 million and net income of $67.6 million or $2.24 per diluted share.

The Company filed its Form 10-K for the year ended August 31, 2013 on October 30, 2013.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Thursday, October 31, 2013, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (800) 730-9234 toll free, or (719) 325-4836 for international callers, and entering participant code 5817132. A digital replay will be available through November 30, 2013, following the conclusion of the call by dialing (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, and entering replay passcode 5817132.

PricesSmart also announced that on October 18, 2013 the Company successfully opened its sixth warehouse club in Costa Rica. This warehouse club, located in La Union, Cartago, brings to 32 the total number of warehouse clubs in operation by the Company.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 32 warehouse clubs in 12 countries and one U.S. territory (six in Costa Rica; four each in Panama and Trinidad; three each in Guatemala, the Dominican Republic and Colombia; two each in El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company's financial performance is dependent on international operations, which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth depends, in part, on the Company's ability to successfully open new warehouse clubs; the Company might not identify in a timely manner or effectively respond to changes in consumer trends and changes in consumer preferences for merchandise and shopping modalities, which could adversely affect its relationship with members, demand for its products and market share; the Company faces difficulties in the shipment of, and risks inherent in the importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; general economic conditions could adversely impact the Company's business in various respects; the Company is subject to changes in relationships and agreements with third parties with which the Company does business and/or from which the Company acquires merchandise; the Company relies extensively on computer systems to process transactions, summarize results and manage its business. Failure to adequately maintain the Company's systems and disruptions in its systems could harm its business and adversely affect its results of operations; the Company could be subject to additional tax liabilities; a few of the Company's stockholders own approximately 29.7% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company's business; the Company is subject to volatility in foreign currency exchange rates; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; potential future impairments of long lived assets could adversely affect the Company's future results of operations and financial position; write-offs of goodwill and other intangible assets could adversely affect the Company's future results of operations and financial position; the Company faces increased public company compliance risks and compliance risks related to the Company's international operations; the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; if remediation costs or hazardous substance contamination levels at certain properties for which the Company maintains financial responsibility exceed management's current expectations, the Company's financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2013 filed on October 30, 2013 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2013	2012	2013	2012
Revenues:
Net warehouse club sales	$567,997	$498,806	$2,239,266	$1,999,364
Export sales	7,439	6,844	23,059	15,320
Membership income	9,047	7,289	33,820	26,957
Other income	911	1,039	3,667	3,522
Total revenues	585,394	513,978	2,299,812	2,045,163
Operating expenses:
Cost of goods sold:
Net warehouse club	482,236	422,236	1,907,632	1,701,332
Export	7,068	6,574	21,796	14,649
Selling, general and administrative:
Warehouse club operations	50,664	46,424	194,140	179,618
General and administrative	12,334	10,462	46,784	41,021
Pre-opening expenses	116	362	1,525	617
Total operating expenses	552,418	486,058	2,171,877	1,937,237
Operating income	32,976	27,920	127,935	107,926
Other income (expense):
Interest income	257	240	1,335	908
Interest expense	(1,265)	(1,368)	(4,216)	(5,283)
Other income (expense), net	(439)	138	(1,843)	(837)
Total other income (expense)	(1,447)	(990)	(4,724)	(5,212)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	31,529	26,930	123,211	102,714
Provision for income taxes	(10,688)	(9,199)	(38,942)	(35,053)
Income (loss) of unconsolidated affiliates	(2)	(6)	(4)	(15)
Income from continuing operations	20,839	17,725	84,265	67,646
Income (loss) from discontinued operations, net of tax	—	(19)	—	(25)
Net income	$20,839	$17,706	$84,265	$67,621
Net income per share available for distribution:
Basic net income per share from continuing operations	$0.69	$0.58	$2.78	$2.24
Basic net income per share from discontinued operations, net of tax	—	—	—	—
Basic net income per share	$0.69	$0.58	$2.78	$2.24
Diluted net income per share from continuing operations	$0.69	$0.58	$2.78	$2.24
Diluted net income per share from discontinued operations, net of tax	—	—	—	—
Diluted net income per share	$0.69	$0.58	$2.78	$2.24
Shares used in per share computations:
Basic	29,687	29,584	29,647	29,554
Diluted	29,722	29,595	29,681	29,582
Dividends per share	$—	$—	$0.60	$0.60

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share data)

	August 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$121,874	$91,248
Short-term restricted cash	5,984	1,241
Receivables, net of allowance for doubtful accounts of $0 and $1 as of August 31, 2013 and August 31, 2012, respectively	3,130	3,361
Merchandise inventories	217,413	201,043
Deferred tax assets – current, net	6,290	5,619
Prepaid expenses and other current assets	20,890	19,067
Total current assets	375,581	321,579
Long-term restricted cash	34,775	36,505
Property and equipment, net	338,478	299,567
Goodwill	36,364	36,886
Deferred tax assets – long term	12,871	14,835
Other non-current assets (includes $1,505 as of August 31, 2013 for the fair value of derivative instruments)	19,866	18,781
Investment in unconsolidated affiliates	8,104	7,559
Total Assets	$826,039	$735,712
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$199,425	$173,198
Accrued salaries and benefits	17,862	14,729
Deferred membership income	16,528	13,747
Income taxes payable	8,059	8,193
Other accrued expenses	20,136	17,515
Long-term debt, current portion	12,757	7,237
Deferred tax liability – current	111	122
Total current liabilities	274,878	234,741
Deferred tax liability – long-term	2,622	2,191
Long-term portion of deferred rent	4,440	4,336
Long-term income taxes payable, net of current portion	2,184	2,512
Long-term debt, net of current portion	60,263	71,422
Other long-term liabilities (includes $14 and $1,199 for the fair value of derivative instruments and $589 and $396 for the defined benefit plans as of August 31, 2013 and August 31, 2012, respectively)	603	1,596
Total liabilities	344,990	316,798
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,924,392 and 30,855,651 shares issued and 30,234,506 and 30,210,255 shares outstanding (net of treasury shares) as of August 31, 2013 and August 31, 2012, respectively	3	3
Additional paid-in capital	390,581	384,154
Tax benefit from stock-based compensation	8,016	6,680
Accumulated other comprehensive loss	(41,475)	(33,182)
Retained earnings	143,871	77,739
Less: treasury stock at cost; 689,886 and 645,426 shares as of August 31, 2013 and August 31, 2012, respectively	(19,947)	(16,480)
Total equity	481,049	418,914
Total Liabilities and Equity	$826,039	$735,712